Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13D with respect to the Common Stock, $1.00 par value, of Coca-Cola Bottling Co. Consolidated beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to Amendment No. 9 to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 6th day of December, 2002.

/s/ L. Thomas McLean, Jr. L. Thomas McLean, Jr., as Attorney-in-Fact for Reid M. Henson

/s/ L. Thomas McLean, Jr. L. Thomas McLean, Jr., as Attorney-in-Fact for J. Frank Harrison, III

J. Frank Harrison Family, LLC

By:	/s/ L. Thomas McLean, Jr.
Name:	L. Thomas McLean, Jr., as Attorney-in-Fact for J. Frank Harrison, III,
Chief Manager

JFH Family Limited Partnership – FH1 By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ L. Thomas McLean, Jr.
Name:	L. Thomas McLean, Jr., as Attorney-in-Fact for J. Frank Harrison, III,
Chief Manager

JFH Family Limited Partnership – SWI By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ L. Thomas McLean, Jr.
Name:	L. Thomas McLean, Jr., as Attorney-in-Fact for J. Frank Harrison, III,
Chief Manager

JFH Family Limited Partnership – DH1 By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ L. Thomas McLean, Jr.
Name:	L. Thomas McLean, Jr., as Attorney-in-Fact for J. Frank Harrison, III,
Chief Manager